Exhibit 5.1

Baker & McKenzie LLP 1900 North Pearl Street Suite 1500 Dallas, TX 75201 United States Tel: +1 214 978 3000 Fax: +1 214 978 3099 www.bakermckenzie.com

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June 07, 2024
Nu Skin Enterprises, Inc.
75 West Center Street
Provo, Utah 84601
Re: Nu Skin Enterprises, Inc. Registration Statement on Form S-8

We have acted as special counsel for Nu Skin Enterprises, Inc., a Delaware corporation (the “Company”), in connection with its filing with the Securities and Exchange Commission (the “SEC”) of a registration statement on Form S-8 filed on the date hereof (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration of 1,219,919 shares of the Company’s Class A Common Stock, par value $0.001 per share (the “Shares”) pursuant to the Company’s 2024 Omnibus Incentive Plan (the “Plan”).

We have examined originals or copies certified or otherwise identified to our satisfaction of (i) the Registration Statement, (ii) the Amended and Restated Certificate of Incorporation of the Company, as amended and supplemented to date, (iii) the Fifth Amended and Restated Bylaws of the Company, as amended to date, (iv) the corporate proceedings with respect to the filing of the Registration Statement, (v) the corporate proceedings taken with respect to the sale and issuance of the Shares under the Plan, and (vi) such other corporate records, agreements, documents and instruments and certificates or comparable documents of public officials and officers and representatives of the Company as we have deemed necessary or appropriate for the expression of the opinions contained herein. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies and the authenticity of the originals of such copies.

Based upon and subject to the foregoing, and subject to the additional assumptions and qualifications set forth below, we are of the opinion that the Shares have been duly authorized and, when and to the extent issued, delivered and paid for in accordance with the Plan, the Shares will be validly issued, fully paid and non-assessable.

The opinion expressed above is limited to the General Corporation Law of the State of Delaware and the federal securities laws of the United States of America.

This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of

Baker & McKenzie LLP is a member of Baker & McKenzie International.

persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-K.
Best regards,

/s/ Baker & McKenzie LLP

BAKER & MCKENZIE LLP